Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of IRET Properties 401k Plan on Form 11-K as of and for the year ended December 31, 2013.  We hereby consent to the incorporation by reference of said report in the registration statement of Investors Real Estate Trust on Form S-8 (Registration Nos. 333-140176 and 333-173393).

/s/ Grant Thornton LLP

Minneapolis, Minnesota
June 27, 2014